Exhibit 99.1

Dolby Laboratories Reports Fourth Quarter and Fiscal Year 2025 Financial

Results

SAN FRANCISCO, November 18, 2025 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the fourth quarter and fiscal year 2025.

“We finished FY25 strong, growing Dolby Atmos, Dolby Vision and imaging patents, and expanding our addressable market with momentum in Dolby OptiView and the introduction of a new imaging patent pool for content streamers,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “As we head into FY26, I’m confident in our strategy to grow our business by delivering value across current and future ecosystems of creatives, content distributors and device makers.”

Fourth Quarter Fiscal 2025 Financial Highlights

•	Total revenue was $307 million, compared to $305 million for the fourth quarter of fiscal 2024.

•

GAAP net income was $49 million or $0.51 per diluted share, compared to GAAP net income of $59 million or $0.61 per diluted share for the fourth quarter of fiscal 2024. On a non-GAAP basis, fourth quarter net income was $96 million or $0.99 per diluted share, compared to $78 million or $0.81 per diluted share for the fourth quarter of fiscal 2024. Fourth quarter net income included a benefit from discrete tax items of $0.19 per diluted share on a GAAP basis and $0.28 per diluted share on a non-GAAP basis.

•

Dolby repurchased approximately 479,000 shares of its common stock for approximately $35 million, and ended the quarter with approximately $277 million of stock repurchase authorization available going forward.

Full Year Fiscal 2025 Financial Highlights

•	Total revenue was $1.35 billion, compared to $1.27 billion for the full year of fiscal 2024.

•

GAAP net income was $255 million, or $2.62 per diluted share, compared to GAAP net income of $262 million, or $2.69 per diluted share, for the full year of fiscal 2024. On a non-GAAP basis, full year net income was $414 million or $4.24 per diluted share, compared to $369 million or $3.79 per diluted share for the full year of fiscal 2024.

•	Cash flows from operations were $472 million, compared to $327 million for the full year of fiscal 2024.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	Peacock started streaming its NFL Sunday Night Football games and NBA games in Dolby Atmos.

•	In September we announced Dolby Vision 2, which expands the benefits of Dolby Vision beyond HDR, unlocking the full capabilities of modern displays and introducing new tools for artists.

•	This quarter, TCL, Samsung, Hisense, Xiaomi, and Amazon launched TVs that feature Dolby Atmos and/or Dolby Vision.

•	Instagram for iOS is now the first Meta app to support Dolby Vision.

•	Douyin, known in many parts of the world as TikTok, made Dolby Vision available to its users in China, giving them the ability to capture, share, and edit content in Dolby Vision.

•	This past quarter, we signed agreements with automakers Maruti Suzuki in India, Deepal in China, and VinFast in Vietnam.

•	The first in-car game featuring Dolby Atmos, Loner, officially launched on Li Auto vehicles.

Upcoming Investor Event

Dolby is hosting an event at CES for the financial community where we will demonstrate a wide array of our technologies. The event will be held at 8:00 a.m. PT on Wednesday, January 7, 2026. Please send an email to IR@dolby.com for more information.

Dividend

Today, Dolby announced a cash dividend of $0.36 per share of Class A and Class B common stock, payable on December 10, 2025, to stockholders of record as of the close of business on December 2, 2025.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including developments concerning trade restrictions and changes in trade or diplomatic relationships, supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Annual Report on Form 10-K for fiscal 2025, to be filed on or around the date hereof.

Dolby is providing the following estimates for its first quarter of fiscal 2026:

•	Total revenue is estimated to range from $315 million to $345 million.

•	Licensing revenue is estimated to range from $290 million to $320 million.

•	Gross margins are anticipated to be approximately 88% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $235 million to $245 million on a GAAP basis and from $195 million to $205 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 23% on a GAAP basis and around 21% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.39 to $0.54 on a GAAP basis and from $0.79 to $0.94 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2026:

•	Total revenue is expected to range from $1.390 billion to $1.440 billion.

•	Licensing revenue is estimated to range from $1.285 billion to $1.335 billion.

•	Gross margins are anticipated to be approximately 88% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $930 million to $950 million on a GAAP basis and from $780 million to $800 million on a non-GAAP basis.

•	Dolby expects operating margins to be roughly 21% on a GAAP basis and to be roughly 34% on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 23% on a GAAP basis and around 21% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $2.61 to $2.76 on a GAAP basis and from $4.19 to $4.34 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss fourth quarter and full year fiscal 2025 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, November 18, 2025. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Tuesday, November 18, 2025, until 8:59 p.m. PT (11:59 p.m. ET) on Tuesday, November 25, 2025 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. We believe these non-GAAP financial measures are also helpful to investors in enabling comparability of operating performance between periods and among peer companies. Additionally, Dolby’s management regularly uses our supplemental non-GAAP financial measures to make operating decisions, for planning and forecasting purposes and determining bonus payouts. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with business combinations. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results. In addition, while amortization expense of acquisition-related intangible assets is excluded from Non-GAAP Net Income, the revenue generated from those assets is not excluded.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Impact from Tax Reform: The enactment of the U.S. Tax Cuts and Jobs Act (Tax Reform), and any related amendments or revisions, requires certain discrete and infrequent charges that are not representative of current operating results and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the first quarter of fiscal 2026 and full year fiscal 2026, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Annual Report on Form 10-K filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby

Dolby Laboratories (NYSE: DLB) is a world leader in immersive entertainment. From movies and TV, to music, sports, gaming, and beyond, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide across all their favorite devices. We partner with artists, storytellers, and the brands you love to transform entertainment and digital experiences through groundbreaking innovations like Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby OptiView.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby OptiView, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Revenue:
Licensing	$281,627	$282,705	$1,248,017	$1,181,794
Products and services	25,397	22,101	101,113	91,927

Total revenue	307,024	304,806	1,349,130	1,273,721

Cost of revenue:
Cost of licensing	21,111	18,764	83,619	67,204
Cost of products and services	18,408	15,232	76,513	73,292

Total cost of revenue	39,519	33,996	160,132	140,496

Gross profit	267,505	270,810	1,188,998	1,133,225

Operating expenses:
Research and development	67,465	68,636	261,792	263,663
Sales and marketing	90,520	87,901	360,711	334,460
General and administrative	73,715	69,209	286,529	270,392
Restructuring charges/(credits)	6,128	(1,290)	15,007	6,384

Total operating expenses	237,828	224,456	924,039	874,899

Operating income	29,677	46,354	264,959	258,326

Other income/(expense):
Interest income/(expense), net	5,060	6,854	15,376	34,077
Other income, net	6,931	6,526	23,150	20,076

Total other income	11,991	13,380	38,526	54,153

Income before income taxes	41,668	59,734	303,485	312,479
Provision for/(benefit from) income taxes	7,986	(868)	(46,993)	(48,163)

Net income including noncontrolling interest	49,654	58,866	256,492	264,316
Less: net income attributable to noncontrolling interest	(322)	(296)	(1,474)	(2,491)

Net income attributable to Dolby Laboratories, Inc.	$49,332	$58,570	$255,018	$261,825

Net income per share:
Basic	$0.52	$0.61	$2.66	$2.74
Diluted	$0.51	$0.61	$2.62	$2.69
Weighted-average shares outstanding:
Basic	95,632	95,395	95,868	95,544
Diluted	96,846	96,593	97,479	97,325

DOLBY LABORATORIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	September 26, 2025	September 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$701,893	$482,047
Restricted cash	91,468	95,705
Short-term investments	703	—
Accounts receivable, net	331,096	315,465
Contract assets, net	180,804	197,478
Inventories, net	30,424	33,728
Prepaid expenses and other current assets	51,873	69,994

Total current assets	1,388,261	1,194,417
Long-term investments	80,205	89,267
Property, plant, and equipment, net	470,608	479,109
Operating lease right-of-use assets	33,204	39,046
Goodwill and intangible assets, net	926,957	967,722
Deferred taxes	214,361	219,758
Other non-current assets	114,164	120,609

Total assets	$3,227,760	$3,109,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,840	$17,380
Accrued liabilities	369,256	347,529
Income taxes payable	8,928	9,045
Contract liabilities	31,382	31,644
Operating lease liabilities	10,384	12,238

Total current liabilities	437,790	417,836
Non-current contract liabilities	29,687	34,593
Non-current operating lease liabilities	28,494	34,754
Other non-current liabilities	99,843	135,852

Total liabilities	595,814	623,035
Stockholders’ equity:
Class A common stock	54	53
Class B common stock	40	41
Retained earnings	2,634,980	2,496,255
Accumulated other comprehensive loss	(12,517)	(19,187)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,622,557	2,477,162
Noncontrolling interest	9,389	9,731

Total stockholders’ equity	2,631,946	2,486,893

Total liabilities and stockholders’ equity	$3,227,760	$3,109,928

DOLBY LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Year Ended
	September 26, 2025	September 27, 2024
Operating activities:
Net income including noncontrolling interest	$256,492	$264,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,827	75,559
Stock-based compensation	128,514	119,825
Amortization of operating lease right-of-use assets	10,770	11,768
Amortization of premium on investments	—	(2,919)
Provision for/(benefit from) credit losses	2,434	(2,256)
Deferred income taxes	4,988	(21,612)
Share of net income of equity method investees, net of cash distributions	(707)	(2,023)
Other non-cash items affecting net income	(1,108)	3,305
Changes in operating assets and liabilities:
Accounts receivable, net	(18,463)	(28,967)
Contract assets, net	16,680	(8,707)
Inventories	8,019	(2,654)
Operating lease right-of-use assets	(4,505)	(8,420)
Prepaid expenses and other assets	15,223	(2,013)
Accounts payable and accrued liabilities	22,851	(34,554)
Income taxes, net	(42,829)	(4,501)
Contract liabilities	(5,079)	(9,738)
Operating lease liabilities	(8,503)	(5,263)
Other non-current liabilities	(406)	(13,894)

Net cash provided by operating activities	472,198	327,252

Investing activities:
Purchases of marketable securities	—	(160,198)
Proceeds from sales of marketable securities	15,911	234,061
Proceeds from maturities of marketable securities	—	157,729
Proceeds from sale of assets held for sale	16,881	—
Purchases of property, plant, and equipment	(36,348)	(30,007)
Business combinations, net of cash and restricted cash acquired, and other related payments	(1,362)	(487,877)
Purchases of intangible assets	(5,593)	—
Purchases of other investments	(75)	—

Net cash used in investing activities	(10,586)	(286,292)

Financing activities:
Proceeds from issuance of common stock	43,697	40,203
Repurchase of common stock	(124,992)	(160,001)
Payment of excise tax on repurchase of common stock	(261)	—
Payment of cash dividend	(126,599)	(114,579)
Distributions to noncontrolling interest	(1,847)	(5,164)
Purchase of noncontrolling interest in business combinations	—	(9,920)
Shares repurchased for tax withholdings on vesting of restricted stock	(37,236)	(39,075)
Equity issued in connection with business combination	—	722

Net cash used in financing activities	(247,238)	(287,814)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	1,235	6,640

Net increase/(decrease) in cash, cash equivalents, and restricted cash	215,609	(240,214)
Cash, cash equivalents, and restricted cash at beginning of period	577,752	817,966

Cash, cash equivalents, and restricted cash at end of period	$793,361	$577,752

Licensing Revenue by Market

(unaudited)

The following table presents the composition of our licensing revenue and percentage of total licensing revenue for all periods presented (in thousands, except percentage amounts):

	Fiscal Quarter Ended				Fiscal Year Ended
Market	September 26, 2025		September 27, 2024		September 26, 2025		September 27, 2024
Broadcast	$107,174	38%	$95,779	34%	$428,471	34%	$409,105	35%
Mobile	50,626	18%	48,701	17%	268,568	22%	235,774	20%
CE	35,036	12%	42,024	15%	150,704	12%	165,817	14%
PC	28,647	10%	34,077	12%	151,894	12%	141,300	12%
Other	60,144	22%	62,124	22%	248,380	20%	229,798	19%

Total licensing revenue	$281,627	100%	$282,705	100%	$1,248,017	100%	$1,181,794	100%

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the fourth quarter and fiscal years ended September 26, 2025, and September 27, 2024:

Net income:	Fiscal Quarter Ended		Fiscal Year Ended
(in thousands)	September 26, 2025	September 27, 2024	September 26, 2025		September 27, 2024
GAAP net income attributable to Dolby Laboratories, Inc.	$49,332	$58,570		$255,018	$261,825
Stock-based compensation (1)	31,052	29,679		128,514	119,825
Amortization of acquisition-related intangibles (2)	10,115	6,296		40,856	15,552
Restructuring charges/(credits)	6,128	(1,290)		15,007	6,384
Impact of Tax Reform	8,836	(10,042)		8,836	(10,042)
Income tax adjustments	(9,211)	(4,777)		(34,720)	(24,528)

Non-GAAP net income attributable to Dolby Laboratories, Inc.	$96,252	$78,436		$413,511	$369,016

(1) Stock-based compensation included in above line items:
Cost of products and services	$426	$362		$1,747	$1,501
Research and development	9,284	9,703		38,500	38,214
Sales and marketing	10,606	9,994		44,480	40,128
General and administrative	10,736	9,620		43,787	39,982
(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$6,678	$2,789		$26,712	$2,890
Cost of products and services	770	768		3,085	2,350
Sales and marketing	354	867		1,765	2,824
General and administrative	1,872	1,872		7,488	7,488
Other income, net	441	—		1,806	—

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year Ended
	September 26, 2025	September 27, 2024	September 26, 2025		September 27, 2024
GAAP diluted earnings per share	$0.51	$0.61		$2.62	$2.69
Stock-based compensation	0.32	0.30		1.32	1.23
Amortization of acquisition-related intangibles	0.10	0.06		0.42	0.16
Restructuring charges/(credits)	0.06	(0.01)		0.15	0.07
Impact of Tax Reform	0.09	(0.10)		0.09	(0.11)
Income tax adjustments	(0.09)	(0.05)		(0.36)	(0.25)

Non-GAAP diluted earnings per share	$0.99	$0.81		$4.24	$3.79

Weighted-average shares outstanding - diluted (in thousands)	96,846	96,593		97,479	97,325

Impact of discrete tax items:			Fiscal Quarter Ended
			September 26, 2025
Discrete tax items included in GAAP diluted earnings per share			$		0.19
Impact of Tax Reform					0.09

Discrete tax items included in Non-GAAP diluted earnings per share			$		0.28

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the first quarter of fiscal 2026 and full year fiscal 2026 included in this release:

Gross margin:		Q1 2026		Fiscal 2026
GAAP gross margin		88.0%		88.0%
Stock-based compensation		0.1%		0.1%
Amortization of acquisition-related intangibles		1.9%		1.9%

Non-GAAP gross margin		90.0%		90.0%

Operating expenses (in millions):		Q1 2026		Fiscal 2026
GAAP operating expenses (low - high end of range)		$235 - $245		$930 - $950
Stock-based compensation		(33)		(130)
Amortization of acquisition-related intangibles		(2)		(10)
Restructuring charges		(5)		(10)

Non-GAAP operating expenses (low - high end of range)		$195 - $205		$780 - $800

Operating margin:				Fiscal 2026
GAAP operating margin				21	% +/-
Stock-based compensation				9%
Amortization of acquisition-related intangibles				3%
Restructuring charges				1%

Non-GAAP operating margin				34	% +/-

Effective tax rate:		Q1 2026		Fiscal 2026
GAAP effective tax rate		23.0%		23.0%
Stock-based compensation (low - high end of range)		(2%) - 1%		(2%) - 0%
Amortization of acquisition-related intangibles (low - high end of range)		(1%) - 0%		(1%) - 0%

Non-GAAP effective tax rate		21.0%		21.0%

Diluted earnings per share:	Q1 2026		Fiscal 2026
	Low	High	Low	High
GAAP diluted earnings per share (low - high end of range)	$0.39	$0.54	$2.61	$2.76
Stock-based compensation	0.34	0.34	1.36	1.36
Amortization of acquisition-related intangibles	0.11	0.11	0.43	0.43
Restructuring charges	0.05	0.05	0.10	0.10
Income tax adjustments	(0.10)	(0.10)	(0.31)	(0.31)

Non-GAAP diluted earnings per share (low - high end of range)	$0.79	$0.94	$4.19	$4.34

Weighted-average shares outstanding - diluted (in thousands)	96,800	96,800	97,100	97,100

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

media@dolby.com